 Press Release

BioPharmX Announces Steven M. Bosacki Joins the Company as Chief Operating Officer

SAN JOSE, Calif., July 16, 2019 /PRNewswire/ -- BioPharmX Corporation (NYSE American: BPMX), a specialty pharmaceutical company focused on developing innovative medical dermatology products, today announces the appointment of Steven M. Bosacki, a 20 year pharmaceutical industry veteran, as its Chief Operating Officer. Mr. Bosacki previously served as Senior Vice President and General Counsel under BioPharmX CEO, Dr. David S. Tierney, at Oceana Therapeutics. Previously, Mr. Bosacki served as President and CEO of Lautus Pharmaceuticals, a privately held pharmaceutical company focused on the dermatology and aesthetics markets.  In his newly appointed role at BioPharmX, Mr. Bosacki will oversee all operational aspects of the business including clinical, regulatory, pharmaceutical development and legal activities.

"I am delighted to once again have the opportunity to work with Steve. He is a proven executive with a track record of successfully navigating specialty pharmaceutical companies through the development and commercialization of their product portfolios," said Dr. Tierney, BioPharmX CEO.  “He has deep knowledge in the dermatology space and understands the complexities of the regulatory process which will prove invaluable as we continue to advance our topical dermatology programs toward FDA approval.”

Mr. Bosacki commented, “I’m excited about the potential of BioPharmX’s proprietary HyantX delivery system and its underlying product candidates and I  am thrilled to be working again with David.”

In addition to Mr. Bosacki’s appointment, BioPharmX today announces that Dr. Kin F. Chan, Executive Vice President of Research and Technology, has resigned from his position, effective July 26, 2019, to pursue other opportunities. Dr. Chan will continue to serve as an advisor to BioPharmX. Dr. Tierney commented, “On behalf of the board of directors, I want to thank Dr. Chan for his dedication, leadership and many contributions to BioPharmX and its topical minocycline programs over the years. We wish him the best in his future endeavors.”

About Steven M. Bosacki, JD, MBA

Prior to his appointment as COO at BioPharmX, Mr. Bosacki served as President and CEO of Lautus Pharmaceuticals, a privately held pharmaceutical company focused on the dermatology and aesthetics markets. The Lautus product line was acquired by Mission Pharmacal in 2016. Following the acquisition, Mr. Bosacki joined the Mission Pharmacal team to lead its newly formed aesthetic dermatology division, Espada Dermatology, Inc.

He served as Senior Vice President and General Counsel for Oceana Therapeutics, Inc., a specialty therapeutic company he co-founded along with Dr. Tierney. Mr. Bosacki was instrumental in establishing a global commercial network that ultimately led to Oceana’s acquisition by Salix Pharmaceuticals in 2011. Prior to Oceana Therapeutics,  Mr. Bosacki served as Senior Vice President and General Counsel for Esprit Pharma, Inc., which was acquired by Allergan, Inc. in 2007. Earlier in his career, Mr. Bosacki served in a variety of management positions at Cardinal Health. Mr. Bosacki received his US and Canadian law degrees from University of Detroit School of Law and University of Windsor, respectively, and his MBA and bachelor’s degrees from the University of Windsor in Canada.

About BioPharmX® Corporation
BioPharmX Corporation (NYSE American: BPMX) is a specialty pharmaceutical company focused on developing prescription products utilizing its proprietary HyantX Topical Delivery System for dermatology indications. To learn more about BioPharmX, visit www.BioPharmX.com.

Forward-Looking Statement
The information in this press release contains forward-looking statements and information within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the "safe harbor" created by those sections. This press release contains forward-looking statements about the company's expectations, plans, intentions, and strategies. These statements involve risks and uncertainties, which could cause actual results to differ materially from our predictions, and include, but are not limited to statements about the company’s ability to complete clinical studies and advance its product candidates through regulatory approval, to commercialize its drug delivery program and to obtain patent protection and defend its intellectual property and to raise capital.  Additional risks are set forth in our filings with the Securities and Exchange Commission, including those described in the company's Quarterly Report on Form 10-Q for the quarter ended April  30, 2019. The forward-looking statements included in this press release are made only as of the date hereof, and the company undertakes no obligation to publicly update such statements.

BioPharmX and HyantX are registered trademarks of BioPharmX, Inc.

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